                                                                    EXHIBIT 21.1

                          SUBSIDIARIES OF VIATEL, INC.

                                                                                             JURISDICTION OF
                                                                                              INCORPORATION
NAME OF SUBSIDIARY:                                                                          OR ORGANIZATION:
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Viatel U.K. Limited                                                                              United Kingdom
Viatel Staines Limited                                                                           United Kingdom
Viaphone S.R.L.                                                                                           Italy
Viatel S.R.L.                                                                                             Italy
Viatel Operations, S.A.                                                                                  France
Viatel S.A.                                                                                              France
Viafon Dat Iberica, S.A.                                                                                  Spain
Viatel Global Communications Espana S.A.                                                                  Spain
Viatel Belgium SA/NV                                                                                    Belgium
Viaphone SA/NV                                                                                          Belgium
Viatel Gmbh                                                                                             Germany
Viaphone Gmbh                                                                                           Germany
Viatel AG                                                                                           Switzerland
Viaphone AG                                                                                         Switzerland
Viatel Global Communications BV                                                                     Netherlands
Viafoperations BV                                                                                   Netherlands
Viacol Ltda.                                                                                           Colombia
Viatel Colombia Management, Inc.                                                                       Delaware
Viatel Colombia Holdings, Inc.                                                                         Delaware
Viatel Sales U.S.A., Inc.                                                                              Delaware
YYC Communications, Inc.                                                                               Delaware
Viatel Nebraska, Inc.                                                                                  Delaware
Viatel Sweden, Inc.                                                                                    Delaware
Viatel Finland, Inc.                                                                                   Delaware
Viatel Argentina Holdings, Inc.                                                                        Delaware
Viatel Argentina Management, Inc.                                                                      Delaware
Viatel Brazil Management, Inc.                                                                         Delaware
Viatel Brazil Holdings, Inc.                                                                           Delaware
Viatel New Jersey, Inc.                                                                                Delaware